Private Client Group
                                                        MERRILL LYNCH BUSINESS
                                                        FINANCIAL SERVICES INC.
                                                        222 North LaSalle Street
                                                        17th Floor
                                                        Chicago, Illinois 60601
                                                        (312) 499-3057
                                                        FAX: (312) 499-3256

                                                        October 18, 2002

[LOGO] MERRILL LYNCH


Sel-Leb Marketing, Inc.
495 River Street
Paterson, NJ 07524

          RE: LOAN DOCUMENTS AMENDMENT AND EXTENSION

Ladies and Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Sel-Leb Marketing, Inc. ("Customer") with respect to: (i) that certain WCMA AND TERM LOAN AND SECURITY AGREEMENT DATED NOVEMBER 24, 1998 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS (a "Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below), the Loan Documents are hereby amended as follows:

(a) The "Maturity Date" of the WCMA Line of Credit is hereby extended to October 31, 2003.

(b) The term "Maximum WCMA Line of Credit" shall mean an amount equal to the lesser of: (A) 80% of Customer's Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, directly or indirectly due from any person or entity not domiciled in the United states, or from any shareholder, officer or employee of Customer or any affiliated entity) plus 50% of Customer's Inventory, as shown on its regular books and records, up to a maximum of $2,750,000.00, less the aggregate outstanding balance of Customer's Term Loan dated June 6, 2002, or (B) $3,550,000.00.

(c) The "Line Fee" for the period ending October 31, 2003, shall be $35,500.00. Customer hereby authorizes and directs MLBFS to charge said amount to WCMA Account No. 886-07E38 on or at any time after the Effective Date.

(d) Customer's "tangible net worth" shall at all times exceed $8,500,000.00. For the purposes hereof, the term "tangible net worth" shall mean Customer's net worth as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to: (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and (ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer.

                                  MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.
Sel-Leb Marketing, Inc.
October 18, 2002
Page No. 2

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

The obligations of MLBFS under this Letter Agreement are subject to its receipt (where applicable) and satisfaction with the following:

     (1) Current Accounts Receivable Aging and Inventory Report dated within 15 days of funding; and

     (2) 09/30/2002 Financial Statements, if funded after 11/15/2002.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, and each of the conditions specified above shall have been met to our satisfaction, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement and the other documents enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement and such other documents as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement and said other documents within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

                                  MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.
Sel-Leb Marketing, Inc.
October 18, 2002
Page No. 3

Very truly yours,

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By: /s/ Kimberly D. Fedorski
   ----------------------------
        Kimberly D. Fedorski
        Senior Credit Manager

ACCEPTED:

SEL-LEB MARKETING, INC.

By: /s/ Hal Markowitz
   ----------------------------

Printed Name: Hal Markowitz
              -----------------

Title: Chairman
       ------------------------

APPROVED:

ALES SIGNATURE LTD.

By: /s/ Hal Markowitz
   ----------------------------

Printed Name: Hal Markowitz
              -----------------

Title: Chairman
       ------------------------